As filed with the Securities and Exchange Commission on June 13, 2023

Registration No. 333-271605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Applied uv, inc.

(Exact name of registrant as specified in its charter)

Delaware	3648	84-4373308
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

150 N. Macquesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Max Munn

Chief Executive Officer

Applied UV, Inc.

150 N. Macquesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.	Anthony W. Basch, Esq.
Jeffrey P. Wofford, Esq.	J. Britton Williston, Esq.
Carmel, Milazzo & Feil LLP	Kaufman & Canoles, P.C.
55 West 39th Street, 18th Floor	1021 E. Cary Street, Suite 1400
New York, New York 10018	Two James Center
Telephone: (212) 658-0458	Richmond, VA 23219
Telephone: (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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 EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-271605) is filed solely to amend the Exhibit Index and file Exhibits 1.1, 4.1, 4.2, 5.1 and 23.2. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibits 1.1, 4.1, 4.2, 5.1 and 23.2. The remainder of the Registration Statement is unchanged and has therefore been omitted.

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

1.1	Underwriting Agreement.
3.1*	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.2*	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.3*	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.4*	Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.5*	Certificate of Amendment of Certificate of Incorporation filed on June 17, 2020 (incorporated by reference to Exhibit 3.5 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.6*	Certificate of Amendment of Certificate of Incorporation filed on June 23, 2020 (incorporated by reference to Exhibit 3.6 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.7*	Certificate of Amendment of Certificate of Incorporation filed July 14, 2020 (incorporated by reference to Exhibit 3.7 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.8*	Certificate of Amendment to Certificate of Designation of Series A Preferred Stock, filed on June 17, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on July 19, 2021).
3.9*	Certificate of Designation, Preferences and Rights of 10.5% Series A Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.9 of the Company’s Registration Statement on Form S-1 (File No. 333-257197) filed with the SEC as of June 25, 2021).
3.10*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed on October 7, 2021
3.11*	Certificate of Amendment to the Certificate of Designation of Series A Preferred Stock, filed on December 8, 2021
3.12*	Certificate of Designations, Rights, and Preferences of 2% Series B Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2023)
3.13*	Certificate of Designations, Rights, and Preferences of 5% Series C Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2023)
4.1	Form of Pre-funded Warrant
4.2	Form of Pre-funded Warrant Agent Agreement
5.1	Opinion of counsel to the Registrant.
10.1*	Warrant, dated April 1, 2020 issued to Max Munn (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.2*	The Company’s 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-1 (333-239892) filed with the SEC as of July 16, 2020).
10.3*	Form of Option Agreement and Grant issued under February 18, 2020 Board Approval (incorporated by reference to Exhibit 10.6 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.4*	Agreement, dated April 20, 2020 between Icahn School of Medicine at Mount Sinai and SteriLumen, Inc. (incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.5*	Common Stock Purchase Warrant, dated July 1, 2020 (incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.6*	Common Stock Purchase Warrant, dated July 1, 2020 (incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.7*	Form of Option issued to Medical Advisory Board members (incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.8*	Employment Agreement, dated June 30, 2020 between the Company and Max Munn (incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.9*	Employment Agreement, dated January 1, 2022 between the Company and Michael Ricco (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2022)
10.10*	Agreement and Plan of Merger dated as of December 19, 2022, by and among the Company, PURO Acquisition Sub I, Inc., PURO Acquisition Sub II, LLC, PURO Lighting, LLC, Brian Stern, Andrew Lawrence, and the Member Representative (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2023)
10.11*	Agreement and Plan of Merger dated as of December 19, 2022, by and among the Company, LED Supply Acquisition Sub I, Inc., LED Supply Acquisition Sub II, LLC, LED Supply Co. LLC, Brian Stern, Andrew Lawrence, and the Member Representative (incorporated by reference Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2023)
10.12*	Amendment to Agreement and Plan of Merger dated as of January 26, 2023, by and among the Company, PURO Acquisition Sub I, Inc., PURO Acquisition Sub II, LLC, PURO Lighting, LLC, Brian Stern, Andrew Lawrence, and the Member Representative (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2023)
10.13*	Amendment to Agreement and Plan of Merger dated as of January 26, 2023, by and among the Company, LED Supply Acquisition Sub I, Inc., LED Supply Acquisition Sub II, LLC, LED Supply Co. LLC, Brian Stern, Andrew Lawrence, and the Member Representative (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2023)
10.14*	Securities Purchase Agreement dated October 7, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 14, 2022)
10.15*	Note dated October 7, 2022 in the principal amount of $2,807,500 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 14, 2022)
10.16*	Loan and Security Agreement dated as of December 9, 2022, by and between the Company, SteriLumen, Inc., Munn Works, LLC and Pinnacle Bank (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2022)
10.17*	First Modification to Loan and Security Agreement and Loan Documents dated as of December 9, 2022, by and between the Company, SteriLumen, Inc., Munn Works, LLC and Pinnacle Bank (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2022)
10.18*	Note Purchase and Cancellation Agreement dated as of January 5, 2023, by and between the Company, PURO Lighting, LLC, and Acuity Brands Lighting, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2023)
10.19*	Securities Purchase Agreement dated January 25, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023)
10.20*	Amendment to Securities Purchase Agreement dated January 25, 2023 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023)
10.21*	Note dated January 25, 2023 in the principal amount of $2,807,500 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023)
23.1*	Consent of Mazars USA LLP.
23.2	Consent of Counsel to the Registrant (included in Exhibit 5.1).
24.1*	Power of Attorney.
107*	Fee table

*Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Vernon, State of New York on the 13th day of June, 2023.

APPLIED UV, INC.

By:	/s/ Max Munn
Max Munn
Chief Executive Officer, President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/ Max Munn	Chief Executive Officer, President and Director	June 13, 2023
Max Munn

/s/ Michael Riccio	Chief Financial Officer (Principal Financial and Accounting officer)	June 13, 2023
Michael Riccio

/s/ Eugene Burleson	Chairman of the Board	June 13, 2023
Eugene Burleson

/s/ Joseph Luhukay	Director	June 13, 2023
Joseph Luhukay

/s/ Brian Stern	Director	June 13, 2023
Brian Stern

/s/ Dr. Dallas Hack	Director	June 13, 2023
Dr. Dallas Hack

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